UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

YUMANITY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37695	20-8436652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street, Suite 4410 Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-409-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YMTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On February 25, 2022, the loan and security agreement (the “Hercules Loan Agreement”) entered into with Hercules Capital, Inc. (“Hercules”) in December 2019 and most recently amended in April 2021 and the Unconditional Secured Guaranty and Pledge Agreement with Hercules terminated upon the receipt by Hercules of a payoff amount of $12,759,880.16 from Yumanity Therapeutics, Inc. (the “Company”); provided that the Company continues to be bound by certain indemnification obligations under Section 6.3 of the Hercules Loan Agreement. The payoff amount paid by the Company in connection with the termination of the Hercules Loan Agreement was pursuant to a payoff letter with Hercules and included payment of (a) $887,500 as an end of term fee and (b) $60,247.17 as an interest/non-use fee.

The Company terminated the Hercules Loan Agreement in order to simplify its capital structure in support of its efforts to explore strategic alternatives which the Company announced previously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 25, 2022

Yumanity Therapeutics, Inc.

By:	/s/ Richard Peters
Name:	Richard Peters
Title:	President & Chief Executive Officer